Exhibit 3.89

DELL USA L.P.

AGREEMENT BETWEEN PARTNERS

This Agreement Between Partners (this “Agreement”) is entered into, effective November 15, 2007 by and between Dell USA GP L.L.C., a Delaware limited liability company (“Dell USA GP”), and Dell USA LP L.L.C., a Delaware limited liability company (“Dell USA LP”), such companies constituting the only partners of Dell USA L.P., a Texas limited partnership (the “Partnership”).

Recitals

A.	Dell USA GP is the sole general partner of the partnership.

B.

In connection with the qualification of the Partnership to do business with the United States Department of Defense (the “DoD”), Dell USA GP and Dell USA LP desire to enter into an agreement relating to the receipt of and access to certain classified information

Now, therefore, for and in consideration of the promises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Dell USA GP and Dell USA LP hereby agree as follows:

1.

Dell USA GP’s Exclusive Management Rights — Notwithstanding any provision of the Partnership Agreement or applicable state law to the contrary, Dell USA GP, as general partner of the Partnership, shall have sole and exclusive executive authority to exercise management control and supervision for the Partnership. Dell USA LP and each of its directors and officer shall not have access to classified information in possession of Dell Federal System GP or the Partnership.

2.

Exclusion of Dell USA LP — Dell USA LP and its directors and officers (in his or her capacity as such) do not have, shall not have and can be effectively excluded from access to all classified information in the possession or custody of the Partnership or Dell USA GP, and no officer or other representative of the Partnership or Dell USA GP shall disclose any such classified information to Dell USA LP, any director or officer of Dell USA LP or any other agent or representative of Dell USA LP and Dell USA LP shall not take any action that would affect adversely Dell USA GP’s or the Partnership’s policies and practices in the performance of classified contract for the DoD or other User Agencies of the National Industrial Security Program

3.

Authority for Partnership Officers — The Qualified Partnership Officers (as designated on Exhibit A attached hereto) shall have full and exclusive authority to act for the Partnership with regard to any and all matters involving the security of classified information released to or in the possession of the Partnership. Furthermore, each of the Excluded

Partnership Officers (as designated on Exhibit A attached hereto) does not have, shall not have and can be effectively excluded from access to all classified information in the possession of the Partnership and does not occupy a position that would enable him or her to affect adversely the Partnership’s policies and practices in the performance of classified contracts for the DoD or other User Agencies of the National Industrial Security Program.

4.

Processing of Qualified Partnership Officers — Each Qualified Partnership Officer has been, or shall be, processed for personnel clearance for access to classified information to the level of the facility security clearance granted to the Partnership, as provided for in the DoD 5220.22-M, “National Industrial Security Program Operating Manual.” If it is proposed that any other current or future officer of the Partnership become a Qualified Partnership Officer, such officer shall immediately be processed for personnel security clearance at the level of the facility security clearance granted to the Partnership.

In witness whereof, each party hereto has caused this Agreement Between Partners to be executed, effective the date first written above, by its duly authorized representative.

DELL USA GP L.L.C.

By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.,
Vice President and Assistant Secretary

DELL USA LP L.L.C.

By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.,
Vice President and Assistant Secretary

Exhibit A

This Exhibit is attached to, and constitutes a part of, that certain Agreement Between Partners, dated November 15, 2007, between Dell USA GP L.L.C. and Dell USA LP L.L.C. (the “Agreement”).

LIST OF QUALIFIED PARTNERSHIP OFFICERS

The following is a list of those persons who shall constitute Qualified Partnership Officers for purposes of the Agreement:

Michael S. Dell	Chairman and Chief Executive Officer
Lawrence P. Tu	Senior Vice President and Secretary
Sylvia Delino	Facilities Security Officer

No other officer of the Partnership or other person shall constitute a Qualified Partnership Officer for purposes of the Agreement unless specifically listed on this Exhibit.

LIST OF EXCLUDED PARTNERSHIP OFFICERS

The following is a list of those persons who shall constitute Excluded Partnership Officers for purposes of the Agreement:

Donald J. Carty	Vice Chairman and Chief Financial Officer
Andrew C. Esparza	Senior Vice President, Human Resources
James L. Fitzgerald	Vice President, Tax
Brian P. MacDonald	Vice President, Treasurer
Thomas H. Welch, Jr.	Vice President and Secretary

Persons may be added to or removed from the list of Qualified Partnership Officers or Excluded Partnership Officers from time to time by replacing this Exhibit with a later dated and acknowledged Exhibit specifying the new lists of Qualified Partnership Officers and Excluded Partnership Officers.

The parties to the Agreement have caused this Exhibit to be specifically executed for the express purpose of acknowledging the above list of Qualified Partnership Officers and the date hereof.

This Exhibit is dated November 15, 2007.

Acknowledged:

DELL USA GP L.L.C.

By:	/s/ Michael S. Dell
Michael S. Dell,
Chairman and Chief Executive Officer

DELL USA LP L.L.C.

By:	/s/ Michael S. Dell
Michael S. Dell,
Chairman and Chief Executive Officer

Exhibit A

This Exhibit is attached to, and constitutes a part of, that certain Agreement Between Partners, dated September 6, 2007, between Dell USA GP L.L.C. and Dell USA LP L.L.C. (the “Agreement”).

LIST OF QUALIFIED PARTNERSHIP OFFICERS

The following is a list of those persons who shall constitute Qualified Partnership Officers for purposes of the Agreement:

Michael S. Dell	Chairman and Chief Executive Officer
Lawrence P. Tu	Senior Vice President and Secretary
Elizabeth Kinney	Facilities Security Officer

No other officer of the Partnership or other person shall constitute a Qualified Partnership Officer for purposes of the Agreement unless specifically listed on this Exhibit.

LIST OF EXCLUDED PARTNERSHIP OFFICERS

The following is a list of those persons who shall constitute Excluded Partnership Officers for purposes of the Agreement:

Brian T. Gladden	Senior Vice President and Chief Financial Officer
James L. Fitzgerald	Vice President, Tax
Brian P. MacDonald	Vice President, Treasurer
Janet B. Wright	Assistant Secretary

Persons may be added to or removed from the list of Qualified Partnership Officers or Excluded Partnership Officers from time to time by replacing this Exhibit with a later dated and acknowledged Exhibit specifying the new lists of Qualified Partnership Officers and Excluded Partnership Officers.

The parties to the Agreement have caused this Exhibit to be specifically executed for the express purpose of acknowledging the above list of Qualified Partnership Officers and the date hereof.

This Exhibit is dated June 16, 2008.

Acknowledged:

DELL USA GP L.L.C.

By:	/s/ Michael S. Dell
Michael S. Dell,
Chairman and Chief Executive Officer

DELL USA LP L.L.C.

By:	/s/ Michael S. Dell
Michael S. Dell,
Chairman and Chief Executive Officer